Exhibit 99.1

ANGI Homeservices Announces Senior Notes Offering

DENVER, August 12, 2020—ANGI Homeservices Inc. (NASDAQ: ANGI) (“ANGI”) announced today that its wholly owned subsidiary, ANGI Group, LLC (“ANGI Group”) intends to commence an offering of $500 million aggregate principal amount of senior notes due 2028 (the “Notes”) in a private offering, subject to market and other conditions. The Notes will be guaranteed by certain subsidiaries of ANGI Group. The interest rate and other terms of the Notes will be determined at the time of sale.

ANGI intends to use the net proceeds of the offering for general corporate purposes, including potential future acquisitions and return of capital.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Notes will not be registered under the Securities Act and may not be offered or sold without registration unless an exemption from such registration is available.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About ANGI Homeservices Inc.

ANGI Homeservices Inc. (NASDAQ: ANGI) turns home improvement jobs imagined into jobs well-done. People throughout North America and Europe rely on us to book quality home service pros across 500 different categories, from repairing and remodeling to cleaning and landscaping. Over 230,000 domestic service professionals actively seek consumer matches, complete jobs or advertise through ANGI Homeservices’ platforms, and consumers turn to at least one of our brands to find a pro for more than 25 million projects each year. ANGI Homeservices has established category-transforming products through brands such as HomeAdvisor®, Angie’s List®, Handy and Fixd Repair – as well as international brands such as HomeStars, MyHammer, MyBuilder, Instapro, Travaux and Werkspot. Our marketplaces have enabled more than 150 million consumer-to-pro connections, meaningfully redefining how easily and effectively home pros are discovered and hired. The Company is headquartered in Denver, Colorado.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to ANGI’s future financial performance, business prospects and strategy, anticipated trends and prospects in the home services industry and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: (i) the impact of the COVID-19 outbreak on ANGI’s businesses, (ii) ANGI’s ability to compete, (iii) the failure or delay of the home services market to migrate online, (iv) adverse economic events or trends (particularly those that adversely impact consumer confidence and spending behavior), (v) ANGI’s ability to establish and maintain relationships with quality service professionals, (vi) ANGI’s ability to build, maintain and/or enhance its various brands, (vii) ANGI’s ability to market its various products and services in a successful and cost-effective manner, (viii) the continued display of links to websites offering ANGI’s products and services in a prominent manner in search results, (ix) ANGI’s continued ability to communicate with consumers and service professionals via e-mail (or other sufficient means), (x) ANGI’s ability to access, share and use personal data about consumers, (xi) ANGI’s ability to develop and monetize versions of its products and services for mobile and other digital devices, (xii) any challenge to the contractor classification or employment status of ANGI’s Handy service professionals, (xiii) ANGI’s ability to protect its systems, technology and infrastructure from cyberattacks and to protect personal and confidential user information, (xiv) the occurrence of data security breaches, fraud and/or additional regulation involving or impacting credit card payments, (xv) the integrity, efficiency and scalability of ANGI’s technology systems and infrastructures (and those of third parties with whom it does business), (xvi) operational and financial risks relating to acquisitions and ANGI’s continued ability to identify suitable acquisition candidates, (xvii) ANGI’s ability to operate (and expand into) international markets successfully, (xviii) ANGI’s ability to adequately protect its intellectual property rights and not infringe the intellectual property rights of third parties, (xix) changes in key personnel, (xx) various risks related to ANGI’s relationship with IAC and (xxi) various risks related to ANGI’s outstanding indebtedness. Certain of these and other risks and uncertainties are discussed in ANGI’s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K. Other unknown or unpredictable factors that could also adversely affect ANGI’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of ANGI’s management as of the date of this press release. ANGI does not undertake to update these forward-looking statements.

Contacts:

IAC/ANGI Homeservices Investor Relations

Mark Schneider

(212) 314-7400

ANGI Homeservices Corporate Communications

Mallory Micetich

(303) 963-8352

IAC Corporate Communications

Valerie Combs

(212) 314-7361